UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of KAR Auction Services, Inc. (the "Company") was held on June 4, 2020 ("Annual Meeting").

(b) At the Annual Meeting, the stockholders:

•elected all nine nominees for director to the Company's Board of Directors;

•approved, on an advisory basis, executive compensation;

•approved the amendment to the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "ESPP") to increase the total number of shares reserved for issuance under the ESPP by 1,500,000 shares; and

•ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2020.

The following are the final voting results for each of the four items voted on at the Annual Meeting.

1.Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
David DiDomenico	117,149,152	1,175,974	390,676	4,002,974
Carmel Galvin	116,864,834	1,453,625	397,343	4,002,974
James P. Hallett	114,674,317	3,635,721	405,764	4,002,974
Mark E. Hill	114,806,432	3,520,051	389,319	4,002,974
J. Mark Howell	117,088,925	1,248,342	378,535	4,002,974
Stefan Jacoby	115,517,789	2,804,949	393,064	4,002,974
Michael T. Kestner	117,224,279	1,110,048	381,475	4,002,974
Mary Ellen Smith	117,190,536	1,133,191	392,075	4,002,974
Stephen E. Smith	116,958,259	1,382,481	375,062	4,002,974

2.Advisory Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
114,671,602	3,654,144	390,056	4,002,974

3.Amendment to ESPP to Increase Share Reserve by 1,500,000 Shares:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
117,262,913	1,116,982	335,907	4,002,974

4.Ratification of Appointment of KPMG LLP:

FOR	AGAINST	ABSTAIN
120,875,847	1,469,601	373,328

(c) Not applicable.

(d) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020 KAR Auction Services, Inc.

/s/ Charles S. Coleman
Charles S. Coleman
Senior Vice President, General Counsel and Secretary